EXHIBIT 1

                          DIRECTORS AND EXECUTIVE OFFICERS
                                        OF
                            AMERICAN GENERAL CORPORATION

The following information is provided with regard to the directors and executive officers of American General Corporation, a holding company. The business address for each of the directors and executive officers of American General is 2929 Allen Parkway, Houston, Texas 77019, unless otherwise indicated.

                                              Present Principal
Name and Business Address                     Occupation or Employment

                            DIRECTORS

J. Evans Attwell             Partner, Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.       (attorneys).
2500 First City Tower
1001 Fannin
Houston, Texas 77002-6760

Brady F. Carruth             President & Chief Executive Officer,
Gulf Coast Capital           Gulf Coast Capital Corporation.
Corporation
8633 Antelope Drive
Houston, Texas 77063

W. Lipscomb Davis, Jr.       Partner, Hillsboro Enterprises
Hillsboro Enterprises        (investments).
201 4th Ave. North,
 Suite 1390
Nashville, Tennessee 37219

Robert M. Devlin             President, American General Corporation.

Harold S. Hook               Chairman and Chief Executive Officer,
                             American General Corporation.

Larry D. Horner              Chairman, Pacific USA Holdings Corp.
Pacific USA Holdings Corp.   (real estate and thrift operations).
110 East 59th Street,
  Fifth Floor
New York, New York 10002

Richard J.V. Johnson         Chairman and Publisher, The Houston
The Houston Chronicle        Chronicle (newspaper publishing).
801 Texas Avenue
Houston, Texas 77002

Jon P. Newton                Vice Chairman and General Counsel,
                             American General Corporation.



                                                              Page 8 of 10

                                              Present Principal
   Name and Business Address                  Occupation or Employment

                             DIRECTORS (continued)


Robert E. Smittcamp          President and Chief Executive Officer
Lyons-Magnus Co., Inc.       Lyons-Magnus Co., Inc.
1636 South Second Street     (food processor)
Fresno, California 93702

Anne M. Tatlock              President, Fiduciary Trust Company
Fiduciary Trust Company      International. (investment management)
International
2 World Trade Center,
 Suite 9400
New York, New York 10048-0772


                             EXECUTIVE OFFICERS
(In addition to those Executive Officers who are also Directors)

Michael G. Atnip             Senior Vice President - Operations Support,
                             American General Corporation.

Albert E. Haines             Senior Vice President - Administration,
                             American General Corporation.

Nicholas R. Rasmussen        Senior Vice President - Corporate Development,
                             American General Corporation.

Carl J. Santillo             Senior Vice President - Finance,
                             American General Corporation.

Peter V. Tuters              Senior Vice  President and Chief Investment
                             Officer, American General Corporation.

James L. Gleaves             Vice President and Treasurer
                             American General Corporation.

Pamela J. Penny              Vice President and Controller,
                             American General Corporation.

John A. Adkins               Associate General Counsel and Corporate
                             Secretary, American General Corporation.